Exhibit 99.9

February 13, 2020

Organovo Holdings, Inc.

440 Stevens Avenue, Suite 200

Solana Beach, California 92075

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Organovo Holdings, Inc. (the “Company”) has filed a Registration Statement on Form S-4 (Registration No. 333- 235683) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Michael Metzger
Name: Michael Metzger